Exhibit 11.1

                             SURVIVALINK CORPORATION
                 STATEMENT RE: COMPUTATION OF NET LOSS PER SHARE



                                                                                                       THREE MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,                          MARCH 31,
                                               ---------------------------------------------      ----------------------------
                                                    1993             1994            1995             1995              1996
                                               -----------      -----------      -----------      -----------      -----------
PRIMARY:
  Average shares outstanding ...............     1,100,777        1,766,061        2,649,393        2,285,590        4,196,257

  SAB No. 83 -- for stock issued
   and options granted at exercise price
   less than the initial public offering
   price during the 12 months preceding
   the initial public offering using the
   treasury method .........................     1,503,881        1,503,881        1,503,881        1,503,881        1,503,881
                                               -----------      -----------      -----------      -----------      -----------

  Total ....................................     2,604,658        3,269,942        4,153,274        3,789,471        5,700,138
                                               ===========      ===========      ===========      ===========      ===========

  Net loss .................................   $  (441,998)     $(1,044,998)     $(1,846,356)     $  (433,230)     $(1,018,901)
                                               ===========      ===========      ===========      ===========      ===========

  Net loss per share .......................   $      (.17)     $      (.32)     $      (.44)     $      (.11)     $      (.18)
                                               ===========      ===========      ===========      ===========      ===========

FULLY DILUTED:

  Average shares outstanding ...............     1,100,777        1,766,061        2,649,393        2,285,590        4,196,257

  SAB No. 83 -- for stock issued
   and options granted at exercise price
   less than the initial public offering
   price during the 12 months preceding
   the initial public offering using the
   treasury method .........................     1,503,881        1,503,881        1,503,881        1,503,881        1,503,881
                                               -----------      -----------      -----------      -----------      -----------

  Total ....................................     2,604,658        3,269,942        4,153,274        3,789,471        5,700,138
                                               ===========      ===========      ===========      ===========      ===========

  Net loss .................................   $  (441,998)     $(1,044,998)     $(1,846,356)     $  (433,230)     $(1,018,901)
                                               ===========      ===========      ===========      ===========      ===========

  Net loss per share .......................   $      (.17)     $      (.32)     $      (.44)     $      (.11)     $      (.18)
                                               ===========      ===========      ===========      ===========      ===========